Exhibit 10.2

REDEMPTION AGREEMENT

among

ACCESS INTEGRATED TECHNOLOGIES, INC.

and

THE HOLDERS REFERRED TO HEREIN

August 24, 2007

______________________

Relating to

8.5% Senior Notes due 2007

TABLE OF CONTENTS

Page

1.	Definitions.	1

2.	Agreement to Redeem; Redemption Value; Closing;
Termination; Cancellation.	2
(a)	Agreement to Redeem; Redemption Value.	2
(b)	Closing; Termination.	3
(c)	Cancellation	3

3.	Representations and Warranties of the Holder.	3
(a)	Ownership of Securities.	3
(b)	Authority.	4
(c)	Waiver	4

4.	Representations and Warranties of the Company	4
(a)	Organization and Authority	4
(b)	Corporate Authorization	4
(c)	Non-contravention	4
(d)	Approvals, Filings, Etc.	5
(e)	Absence of Brokers, Finders, Etc.	5
(f)	Issuance of the Securities	5
(g)	Private Placement	5
(h)	No Integrated Offering	5
(i)	Form S-3 Eligibility	5
(j)	No General Solicitation	5

5.	Conditions to the Company’s Obligation to Redeem	5
6.	Conditions to the Holder’s Obligations to Redeem	5
7.	Entire Agreement	7
8.	Notices	7
9	Amendments; Waivers	7
10.	Headings	7
11.	Successors and Assigns	7
12.	No Third-Party Beneficiaries	7
13.	Governing Law	7
14.	Survival	8
15.	Execution	8
16.	Severability	8

i

REDEMPTION AGREEMENT

This Redemption Agreement (this “Agreement”) is dated as of August 24, 2007, among Access Integrated Technologies, Inc., a Delaware corporation (the “Company”), and each holder identified on the signature pages hereto (each, including its successors and assigns, a “Holder” and collectively the “Holders”).

WHEREAS, the Holders are the owners of certain of the Company’s 8.5% Notes (such capitalized term and all other capitalized terms used in this Agreement having the meaning provided in Section 1);

WHEREAS, simultaneously herewith, the Holders are entering into a Securities Purchase Agreement (the “Purchase Agreement”), dated as of August24, 2007, by which the Holders have agreed to purchase from the Company and the Company has agreed to sell to the Holders, upon the terms and conditions stated in the Purchase Agreement, certain 10.0% Senior Notes issued in an original aggregate principal amount of $55,000,000 (the “10.0% Notes”);

WHEREAS, upon the terms and subject to the conditions of this Agreement, each Holder wishes to redeem all such Holder’s 8.5% Notes and to receive the Kicker Shares payable with respect thereto and to have the cash proceeds payable with respect thereto credited against such Holder’s Subscription Amount due to the Company pursuant to the terms of the Purchase Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

(a)        As used in this Agreement, the terms “Agreement”, “Company,” “Holder,” “Purchase Agreement” and “10.0% Notes” shall have the respective meanings assigned to such terms in the introductory paragraph and recitals of this Agreement.

(b)       As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Cash Redemption Amount” shall have the meaning provided in Section 2(a)(A).

“Closing Date” shall have the meaning provided in the Purchase Agreement.

“8.5% Note” means the Company’s 8.5% Senior Note, as amended by the First Amendment to the 8.5% Senior Note dated February 8, 2007, issued in the aggregate principal amount of $22,000,000 and due October 5, 2007.

“Event of Default” shall have the meaning provided in the 8.5% Note.

“Holder’s 8.5% Note” means those of the Company’s 8.5% Senior Notes that are owned by the Holder and registered in the name of the Holder or the Holder’s nominees.

“Interest Amount” shall have the meaning provided in the 8.5% Note.

“Interest Shares” shall have the meaning provided in the 8.5% Note.

“Kicker Shares” shall have the meaning provided in the 8.5% Note.

“Maturity Date” shall have the meaning provided in the 8.5% Note.

“Person” means any natural person, corporation, partnership, syndicate, limited liability company, trust, incorporated organization, unincorporated association, group or similar entity or any government, governmental agency or political subdivision.

“Principal” shall have the meaning provided in the 8.5% Note.

“Redemption Consideration” shall have the meaning provided in Section 2(a)(B).

“Registration Rights Agreement” shall have the meaning provided in the Purchase Agreement.

“Remaining Kicker Shares” shall have the meaning provided in Section 2(a)(B).

“SEC Reports” shall have the meaning provided in the Purchase Agreement.

“Subscription Amount” shall have the meaning provided in the Purchase Agreement.

“Subsidiary” shall have the meaning provided in the Purchase Agreement.

“Trading Day” shall have the meaning provided in the Purchase Agreement.

“Transaction Document” shall have the meaning provided in the Purchase Agreement.

“VWAP” shall have the meaning provided in the 8.5% Note.

2.	Agreement to Redeem; Redemption Value; Closing.

(a)        Agreement to Redeem; Redemption Value. Upon the terms and subject to the conditions of this Agreement, each Holder severally agrees to sell, assign, transfer and deliver such Holder’s 8.5% Note to the Company in exchange for the following:

(i)        cash in an amount equal to the total amount of Principal due in respect of such Holder’s 8.5% Note as of the Closing Date (the “Cash Redemption Amount”), which amount is set forth opposite its name on the signature page of this Agreement assuming a Closing Date of the date hereof, plus, a number of fully paid and nonassessable Shares with a total value equal to the Interest Amount due in respect of such Holder’s 8.5% Note as of the

Closing Date, as calculated in accordance with Section 6(c) of the 8.5% Note utilizing for such purposes the VWAP for the thirty (30) day Trading Period ended on August 23, 2007, which amount of Shares is set forth opposite its name on the signature page of this Agreement assuming a Closing Date on the date hereof and assuming a VWAP of 8.145127, which amount will be adjusted as appropriate if the Closing Date is not the date hereof to (i) account for the actual VWAP for the thirty (30) Trading Day period ended on the Trading Day immediately prior to the Closing Date, and (ii) account for the actual Interest Amount due as of the Closing Date (the “Interest Shares”). The Cash Redemption Amount will be credited dollar for dollar against such Holder’s Subscription Amount due to the Company pursuant to the terms of the Purchase Agreement; and

(ii)       the issuance by the Company to the Holder of a number of fully paid and nonassessable Kicker Shares equal to the sum of (x) the remaining number of Kicker Shares that would have been issued under Section 7 of the 8.5% Note for the period beginning on October 5, 2006 and ending on the Maturity Date, assuming that the 8.5% Note remained outstanding until the Maturity Date and utilizing for such purposes the VWAP for the thirty (30) Trading Day period ended on August 23, 2007, which amount of Kicker Shares is set forth opposite its name on the signature page of this Agreement assuming a Closing Date on the date hereof and assuming a VWAP of 8.145127, which amount will be adjusted as appropriate if the Closing Date is not the date hereof to account for the actual VWAP for the thirty (30) Trading Day period ended on the Closing Date (the “Remaining Kicker Shares”) plus (y) the additional Kicker Shares set forth opposite each Holder’s name on the signature page of this Agreement (the “Additional Kicker Shares”, and, together with the Remaining Kicker Shares and Interest Shares, the “Securities”). The Securities and the Cash Redemption Amount shall be referred to herein as the “Redemption Consideration.”

(iii)      The Redemption Consideration shall be in full satisfaction of the Company’s obligations under the 8.5% Notes.

(b)       Closing; Termination. The closing of the redemption and sale of the 8.5% Notes provided for in Section 2(a) shall occur on the Closing Date at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, or such other location as the parties shall mutually agree. At the closing, upon the terms and subject to the conditions of this Agreement, (1) the Company shall deliver to the Holders the Cash Redemption Amount, (2) the Company shall deliver to the Company’s transfer agent, with a copy delivered to each Holder, irrevocable instructions to deliver, on an expedited basis, a certificate evidencing the number of Remaining Kicker Shares and Additional Kicker Shares required to be delivered to each Holder and registered in the name of such Holder, and (3) each Holder shall deliver to the Company such Holder’s 8.5% Notes. This Agreement shall automatically terminate and be of no further force and effect if the Purchase Agreement shall terminate.

(c)        Cancellation. The Company shall cancel such Holder’s 8.5% Notes in full immediately after the closing of the redemption and sale of the 8.5% Notes.

3.         Representations, Warranties and Covenants of the Holder. Each Holder severally and not jointly represents and warrants to, and covenants and agrees with, the Company as follows:

(a)        Ownership of Securities. The Holder is the beneficial owner of the Holder’s 8.5% Note and, upon consummation of the redemption and sale of the 8.5% Notes as provided in Section 2(a), will transfer and deliver to the Company good title to the Holder’s 8.5% Note, free and clear of any lien or encumbrance.

(b)       Authority. The execution, delivery and performance by the Holder of this Agreement are within the powers of the Holder and have been duly authorized by all necessary action on the part of the Holder. This Agreement constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)        Waiver. Each Holder consents and agrees to waive the requirement that the Company deliver any notice under the 8.5% Note in connection with, and the Company is not in default under the 8.5% Note as a result of, the execution and delivery of the 10% Notes, the Purchase Agreement or this Agreement.

(d)       Registration. Each Holder consents and agrees that the Securities issued hereunder shall be deemed to be Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Rights Agreement.

4.         Representations, Warranties and Covenants of the Company. The Company represents and warrants to each Holder that the following matters are true and correct on the date of execution and delivery of this Agreement, will be true and correct on the Closing Date and the Company covenants and agrees with the Holder as follows:

(a)        Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority (i) to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)       Corporate Authorization. This Agreement and the transactions contemplated hereby have been duly and validly authorized by all corporate action of the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Holder, this Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)        Non-contravention. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the certificate of incorporation or by-laws or similar instruments of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

(d)       Approvals, Filings, Etc. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

(e)        Absence of Brokers, Finders, Etc. No broker, finder, or similar Person is entitled to any commission, fee, or other compensation by reason of the redemption and sale of the 8.5% Notes contemplated by this Agreement. The Company has not and will not pay any commission or other remuneration for soliciting redemption of the Holder’s 8.5% Notes.

(f)        Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g)       Private Placement. Assuming the accuracy of each Holder’s representations and warranties set forth in Section 3.2 of the Purchase Agreement, no registration under the Securities Act (as defined in the Purchase Agreement) is required for the offer and sale of the Securities by the Company to the Holders as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market (as defined in the Purchase Agreement).

(h)       No Integrated Offering. Assuming the accuracy of each Holder’s representations and warranties set forth in Section 3.2 of the Purchase Agreement, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(i)        Form S-3 Eligibility; Registration. The Company is eligible to register the Securities for resale by the Holders on Form S-3 promulgated under the Securities Act. The Company consents and agrees that the Securities issued hereunder shall be deemed to be Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Rights Agreement.

(j)        No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Holders and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

5.         Conditions to the Company’s Obligation to Redeem. Each Holder understands that the Company’s obligation to issue and pay to the Holder the Redemption Consideration in exchange for the Holder’s 8.5% Notes on the Closing Date is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

(a)        On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(b)       The representations and warranties of the Holder contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Holder shall have performed all covenants and agreements of the Holder required to be performed by the Holder on or before the Closing Date;

(c)        The conditions to the obligations of the Company in connection with the Closing (as defined in the Purchase Agreement), as set forth in Section 2.3(a) of the Purchase Agreement, shall have been met; and

(d)       The Purchase Agreement shall not have been terminated pursuant to Section 5.1 thereof.

6.         Conditions to the Holder’s Obligations to Redeem. The Company understands that each Holder’s obligation to redeem the Holder’s 8.5% Notes for the Redemption Consideration on the Closing Date is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Holder in its sole discretion):

(a)        On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(b)       The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein required to be performed by the Company on or before the Closing Date;

(c)        No Event of Default under and as defined in the 8.5% Note or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under and as defined in the 8.5% Note shall have occurred and be continuing;

(d)       The conditions to the obligations of the Purchasers (as defined in the Purchase Agreement) in connection with the Closing (as defined in the Purchase Agreement), as set forth in Section 2.3(b) of the Purchase Agreement, shall have been met; and

(e)        The Purchase Agreement shall not have been terminated pursuant to Section 5.1 thereof.

7.         Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

9.         Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Holder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

10.       Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

11.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holders. Any Holder may assign any or all of its rights under this Agreement to any Person to whom such Holder assigns or transfers any 8.5% Notes, provided such transferee agrees in writing to be bound, with respect to the transferred 8.5% Notes, by the provisions hereof that apply to the “Holders”.

12.       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

13.       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

14.       Survival. The representations, warranties, covenants and other agreements contained herein shall survive the closing of the redemption and sale of the 8.5% Notes for the applicable statute of limitations. Each Holder shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

15.       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

16.       Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Redemption Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACCESS INTEGRATED TECHNOLOGIES, INC.	Address for Notice: 55 Madison Ave., Suite 300 Morristown, N.J. 07960

By:	/s/ A.Dale Mayo
Name: A. Dale Mayo Title: CEO

With a copy to (which shall not constitute notice):

Kelley Drye & Warren LLP

101 Park Avenue

New York, New York 10178

Attention: Jonathan Cooperman

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR HOLDER FOLLOWS]

[HOLDER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

REDEMPTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Redemption Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:	Silver Oak Capital, LLC
Signature of Authorized Signatory of Holder:	/s/ John M. Angelo
Name of Authorized Signatory:	John M. Angelo
Title of Authorized Signatory:	Managing Member
E-mail Address of Holder:	gwolfe@angelogordon.com

Address for Notice of Holder:

245 Park Avenue

New York, NY 10167

Address for Delivery of Remaining Kicker Shares (if not same as above):

Calculation of Redemption Consideration

(i)	Cash Redemption Amount: $15,000,000

Interest Shares: 25,363

(iii)      Remaining Kicker Shares, assuming for the purposes of this example, that the Closing Date is the date hereof and that the applicable VWAP is [         ]:

[applicable calculation to come]

Additional Kicker Shares:

Silver Oak Capital L.L.C.: 133,643

[HOLDER SIGNATURE PAGES TO ACCESS INTEGRATED TECHNOLOGIES, INC.

REDEMPTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Redemption Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALEXANDRA GLOBAL MASTER FUND LTD.

BY: ALEXANDRA INVESTMENT MANAGEMENT, LLC,

As Investment Advisor

By:	/s/ Mikhail Filimonov
Mikhail Filimonov Chairman and Chief Executive Officer

Address for Notice of Holder:

Alexandra Global Master Fund, Ltd.

c/o Alexandra Investment Management, LLC

767 Third Avenue

39th Floor

New York, New York 10017

Attention: Chief Legal Officer

Phone: (212) 301-1800

Facsimile: (212) 301-1801

Email: mark.polemeni@alexandra.net

Address for Delivery of Remaining Kicker Shares (if not same as above):

Calculation of Redemption Consideration

(i)	Cash Redemption Amount:

Per Diem Amount

(iii)      Remaining Kicker Shares, assuming for the purposes of this example, that the Closing Date is the date hereof and that the applicable VWAP is [         ]:

[applicable calculation to come]

Additional Kicker Shares: 25,236